UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 1, 2017

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

799 W. Coliseum Way

Midvale, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on October 24, 2014, Overstock.com, Inc., a Delaware corporation (“Overstock”), and its wholly owned subsidiary O.Com Land LLC, a Utah limited liability company (“O.Com Land”), entered into a syndicated senior secured credit facility (the “Facility”) with U.S. Bank National Association as Administrative Bank (the “Administrative Bank”), and as Lead Arranger and a Bank, and the other Banks from time to time party thereto (collectively, the “Banks”).  The Facility is governed by a Loan Agreement dated as of October 24, 2014 by and between Overstock, O.Com Land, the Administrative Bank and the Banks (the “Loan Agreement”) and collateral and other agreements relating to the Loan Agreement.

The Loan Agreement provided for an aggregate credit amount of $55,760,000, consisting of (i) a senior secured real estate loan of $45,760,000 (the “Real Estate Loan”) to be used to finance the development and construction of a facility in Salt Lake City to serve as our corporate headquarters (the “Project”), and (ii) a $10,000,000 senior secured revolving credit facility for working capital and capital expenditures.

The Real Estate Loan provided financing for the construction of the Project and was designed to convert on or about January 1, 2017, subject to potential extensions, into an approximately 6.75-year term loan due October 1, 2023 (the “Term Loan”).

The conditions to conversion have been satisfied, and the Real Estate Loan converted into the Term Loan effective January 1, 2017.  In connection with the conversion, O.Com Land executed and delivered two term notes dated January 1, 2017 representing the Term Loan indebtedness (the “Term Notes”), all as contemplated by the Loan Agreement and as described in the Form 8-K Overstock filed on October 28, 2014, as amended by the Form 8-K/A Overstock filed on December 18, 2014 (together, the “Original Form 8-K”).  The form of the Term Notes was filed as an exhibit to the Original Form 8-K, and copies of the executed Term Notes (payable to the order of U.S. Bank National Association and Compass Bank, respectively) are filed herewith.  The aggregate principal amount of the Term Notes is $45,760,000.  Monthly payments of principal in the aggregate amount of $93,695 plus interest will be due under the Term Notes beginning February 1, 2017 through September 1, 2023, with balloon payments due October 2, 2023 in the aggregate principal amount of $38,264,400 plus all then accrued unpaid interest and any other monetary obligations then due under the Loan Agreement.

Events of Default under the Loan Agreement include, among others, the following (with capitalized terms not otherwise defined herein having the meanings ascribed to them in the Loan Agreement):

1. We default in any payment of principal under the Facility, without any grace period or opportunity to cure, or we default in any payment of interest under the Facility and the default remains uncured for a period of five days after the payment became due;

2. We default in any payment of fees or other amounts payable to Administrative Bank or Banks under the Loan Agreement or under any other Loan Document (as defined in the Loan Agreement) other than as set forth in 1. above, and such default continues unremedied for a period of ten days after notice from Administrative Bank;

3. We default in the performance of any of our obligations under any of the following provisions of the Loan Agreement: Section 5.9 (insurance coverage), Section 5.10 (transferring, conveying or encumbering the Project), Section 5.21 (requirement that we maintain all Project-related accounts with U.S. Bank), Section 5.22 (prohibition of certain payments, loans and other actions by O.Com Land), Section 5.24 (financial covenants), Section 5.25 (compliance with the Patriot Act, anti-terrorism and money laundering laws), Section 5.27 (entering into any lease on the Project except for the lease to Overstock), Section 5.32 (limitation of senior-secured indebtedness consisting of interest-bearing debt for borrowed money or financed assets), Section 5.33 (certain limitations on mergers, consolidations, liquidations or dissolutions applicable to Overstock and its subsidiaries), and Section 5.34 (limitations on sales of certain assets);

4. Except for specified defaults for which we would have a shorter cure period or no cure period at all, and except for defaults described elsewhere in this summary, but subject to potential opportunities to cure certain defaults under certain circumstances, we default in the performance or observance of any agreement, covenant or condition under the Loan Agreement or any other Loan Document, and such default continues unremedied for a period of 30 days after notice from Administrative Bank;

5. Subject to potential cure periods and conditions, any representation or warranty we made in the Loan Agreement or make in connection with a Loan, or in any of the other Loan Documents, or in any certificate or document furnished under the terms of the Loan Agreement or in connection with a Loan, is untrue or incomplete in any material respect when made or deemed made or restated under the Loan Agreement;

6. We commit an act of bankruptcy or take or permit any of a number of specified actions or events relating to bankruptcy or insolvency or related situations, or a trustee, receiver, liquidator or custodian is appointed for us or any of our properties or assets and is not discharged within 60 days, or a petition in involuntary bankruptcy or similar proceeding is filed against us and not dismissed within 60 days;

7. Overstock or any Material Subsidiary dissolves, terminates or winds-up or consolidates or merges with any other person except as permitted by the Loan Agreement;

8. Overstock defaults under any other loan or Indebtedness having an unpaid amount of at least $5 million or O.Com Land defaults under any other loan or Indebtedness having an unpaid amount of at least $1 million and the same remains uncured after the expiration of any applicable notice or grace period;

9. If any event of default occurs as defined under any specified hedging transaction in which we are the defaulting party, or if any termination event occurs under any specified hedging transaction in which we are an affected party (all as defined in the relevant documentation); or

10. The Overstock lease is terminated or we vacate the Project for a period in excess of 30 consecutive days, other than as a result of Force Majeure, a casualty event or a Governmental Requirement.

The Loan Agreement provides that upon the occurrence of an Event of Default, unless it is subsequently waived in writing by Required Banks, Administrative Bank may, among other rights and remedies, declare the entire outstanding principal balance of the loans under the Loan Agreement to be immediately due and payable.

The foregoing descriptions of or references to the Loan Agreement, the Term Loan, and the collateral and other agreements relating to the Loan Agreement and the description of the Term Notes are not complete and are qualified in their entirety by reference to the full text of the relevant documents and by the descriptions thereof in the Original Form 8-K, all of which are incorporated by reference herein.  The foregoing description of certain default provisions of the Loan Agreement is not complete and is qualified in its entirety by reference to the full text of the Loan Agreement. The foregoing description of the Term Notes is qualified in its entirety by reference to the full text of the Term Notes, copies of which are filed as Exhibits 10.1 and 10.2 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

(a) The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to the extent applicable.

Item 3.03 Material Modifications to Rights of Security Holders.

(b) The information provided or incorporated by reference under Item 1.01 of this Current Report on Form 8-K, including without limitation (i) the information regarding financial covenants and other covenants and requirements of the Loan Agreement, the Term Notes and other agreements described or referenced under Item 1.01, (ii) the information regarding the security interests and other collateral interests we have granted to secure our obligations under the Loan Agreement, the Term Notes and other agreements described or referenced under Item 1.01, and (iii) the information regarding the rights of the lenders and other parties to the Loan Agreement or other agreements described or referenced under Item 1.01, is incorporated herein by reference to the extent applicable.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1                        Term Note payable to the order of U.S. Bank National Association, dated January 1, 2017

10.2                        Term Note payable to the order of Compass Bank, dated January 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle Vice President, Legal and acting General Counsel

Date:	January 5, 2017